Exhibit 11

            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE

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
                                                                             Three Months Ended
                                                                                   September 30,

                                                                       1996                     1995
                                                                     --------                -------
                                                                    (In thousands except per share data)
Net income per share was computed as follows:

Primary:

  1)  Net income                                                       $ 1,694                 $ 1,516
                                                                         =====                   =====

  2)  Weighted average common shares outstanding                         7,908                   6,040

  3)  Incremental shares under stock options computed
        under the treasury stock method using the
        average market price of issuer's common stock
        during the periods                                                 116                     286
                                                                        ------               ---------

  4)  Weighted average common and common equivalent
        shares outstanding                                               8,024                   6,326
                                                                         =====                   =====

  5)  Net income per share (item 1 divided by item 4)              $       .21              $      .24
                                                                     =========                ========


Fully diluted:

  1)  Net income                                                       $ 1,694                 $ 1,516
                                                                         =====                   =====

  2)  Weighted average common shares outstanding                         7,908                   6,040

  3)  Incremental shares under stock options computed
        under the treasury stock method using the
        market price of issuer's common stock at the end
        of the periods if higher than the average
        market price                                                       150                     292
                                                                        ------                  ------

  4)  Weighted average common and common equivalent
        shares outstanding                                               8,058                   6,332
                                                                         =====                   =====

  5)  Net income per share (item 1 divided by item 4)                $     .21               $     .24
                                                                       =======                 =======
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